Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in this Registration Statement on Form N-1A of the Nicholas-Applegate Institutional Funds Global Equity130/30 Fund under the heading “Transfer Agent and Dividend Disbursing Agent, Legal Counsel and Independent Registered Public Accounting Firm”.

PricewaterhouseCoopers LLP

Los Angeles, California

March 28, 2008